Exhibit 99.1

Emerald Acquires PlumRiver LLC to Expand Digital Commerce Capabilities

Extends PlumRiver’s Elastic Suite B2B platform to thousands of Emerald customer brands

NEW YORK--(BUSINESS WIRE)-- Emerald Holding, Inc. (NYSE:EEX) (“Emerald” or the “Company”) today announced that it has completed the acquisition of PlumRiver LLC (“PlumRiver”), a leading international provider of software-as-a- service technology through its Elastic Suite solution. Elastic Suite’s platform streamlines the wholesale buying process for both brands and retail buyers, creating a digital year-round transactional platform for use by Emerald’s customers.

The acquisition will accelerate Emerald’s strategy to provide 365-day-per-year engagement for its customer base regardless of location by significantly expanding its digital commerce capabilities and providing its customers with robust transactional functionality, including deep enterprise-level integration to brands’ ERP systems, allowing customers to manage orders, real-time inventory, and product merchandising. PlumRiver, which was founded in 2002, is integrated with preeminent manufacturers and retailers across numerous industries, most notably in the outdoor, surf, cycling, footwear and sporting goods verticals, and will complement Emerald’s portfolio of leading show brands including Outdoor Retailer and Surf Expo, among others.

PlumRiver’s Elastic B2B platform bridges the gap between sellers’ order processing systems and allows brands to sell directly to their buyers using print-free digital product catalogs and merchandising technology. This enables clients to increase their efficiency, effectiveness, sustainability and profitability. Key client brands include: Patagonia, The North Face, Burton, Shimano, Scott Sports, Rip Curl, Boardriders, Volcom, Timberland, New Balance, Vans, Orvis and Puma.

Brian Field, Emerald’s Chief Operating Officer, said, “Over the course of 2020, we launched many digital product offerings focused on customer engagement, new customer acquisition, and delivering high-value customer solutions. From our customers’ feedback, the highest-value of these needs is clearly centered on the transaction between buyer and seller. Through our acquisition of PlumRiver and the Elastic platform, we now have the capability to offer a full spectrum of bundled solutions to our customers—from product discovery, lead-generation, to transaction—across both in-person, face- to-face events as well as year-round, digital opportunities.”

Hervé Sedky, Emerald’s President and Chief Executive Officer, added, “The acquisition of PlumRiver is a natural extension of our live events business; we can now offer a complementary, year-round interaction and transaction platform. PlumRiver’s technology is already used by world-class clients and will foster increased engagement between Emerald and our customers. Importantly, the Elastic B2B eCommerce SaaS solution is expected to strengthen our existing live events, expanding both their relevance and growth profile, while also bringing an additive subscription-based revenue stream to Emerald.”

Josh Reddin, Chief Executive Officer of PlumRiver, stated, “Elastic has clearly emerged as the preferred wholesale purchasing and digital merchandising solution among both brands and retailers. Looking forward, I couldn’t be more encouraged by the opportunity to establish Elastic as the standard B2B ecommerce solution across even more verticals as we expand our business through our combination with Emerald. Their portfolio of industry-leading events provides significant growth opportunities for our solutions.” Added John Marchione, Co-Founder of PlumRiver, “We are thrilled to join Emerald to bring our innovative, market-driven solutions and efficiencies to thousands of brands and retailers across the globe in a rapidly expanding B2B digital economy. We are equally excited for the many new opportunities for our team members.”

About Emerald

Emerald is a leader in building dynamic, market-driven business-to-business platforms that integrate live events with a broad array of industry insights, digital tools, and data-focused solutions to create uniquely rich experiences. As true partners, we at Emerald strive to build our customers’ businesses by creating opportunities that inspire, amaze, and deliver breakthrough results. With over 140 events each year, our teams are creators and connectors who are thoroughly immersed in the industries we serve and committed to supporting the communities in which we operate.

About PlumRiver

PlumRiver is a leading provider of globally adopted B2B ecommerce and digital merchandising solutions, serving the unique business needs of world-class manufacturers and retailers. PlumRiver’s easy-to-use web-based applications are tailored to the needs of manufacturers and wholesalers of outdoor, surf, footwear, apparel, cycling, sporting goods and other segments of the specialty retail market. PlumRiver’s solutions quickly bridge the gap between order processing systems, sales reps, independent retailers and consumers. The Elastic solution helps manufacturers, retailers and distributors adopt a more sustainable approach to wholesale purchasing while achieving efficiency-driven cost savings and incremental sales growth. PlumRiver’s solutions are designed to quickly and easily integrate with existing IT infrastructure and ERP systems.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains certain forward-looking statements, including, but not limited to, Emerald’s expectations regarding the strategic and financial benefits from the acquisition of PlumRiver. These statements involve risks and uncertainties, including, but not limited to, Emerald’s ability to successfully integrate PlumRiver’s Elastic platform and operations; the expected levels of PlumRiver’s revenue and profitability growth; and economic, competitive, governmental and technological factors outside of the Company’s control that may cause its business, industry, strategy, financing activities or actual results to differ materially. See “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. The Company undertakes no obligation to update or revise any of the forward-looking statements contained herein, whether as a result of new information, future events or otherwise.

Contacts

Emerald Holding, Inc.

David Doft

Chief Financial Officer

1-866-339-4688 (866EEXINVT)

Investor.relations@emeraldx.com

Source: Emerald Holding, Inc.

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